UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas	75219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Information responsive to Item 5.02(d):

On May 31, 2013, the Board of Directors of Eagle Materials Inc. (the “Company”) expanded the size of the Board from eight to nine directors and appointed Martin M. Ellen to serve as a Class I director, effective immediately, with a term expiring at our 2013 annual stockholders’ meeting. The Board also expanded the size of the Audit Committee from three to four directors and appointed Mr. Ellen to the Audit Committee, effective immediately.

Mr. Ellen is Chief Financial Officer and Executive Vice President at Dr Pepper Snapple Group, Inc., where he has worked since April 2010. Mr. Ellen served as the Chief Financial Officer and Senior Vice President—Finance of Snap-on Inc. from November 2002 to March 2010. Mr. Ellen will be compensated in accordance with the Company’s policy for compensation of non-management directors, which covers August 1 to July 31 each year; however, for the period from the date of Mr. Ellen’s appointment through July 31, 2013, he will be paid pro rata in cash at the annual rate of $150,000.

Item 7.01. Regulation FD Disclosure

The Company has issued a press release, dated June 3, 2013, relating to the appointment of Martin M. Ellen to the Company’s Board of Directors. The press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated June 3, 2013 issued by Eagle Materials Inc. (announcing appointment of Martin M. Ellen to Board of Directors)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass James H. Graass Executive Vice President, General Counsel and Secretary

Date: June 3, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 3, 2013 issued by Eagle Materials Inc. (announcing appointment of Martin M. Ellen to Board of Directors)